Exhibit 10.1

Loan Application

Address: 2-5-9, Kotobashi, Sumida-Ku, Tokyo, 1300022, Japan	Amount: 25,595,000 JPY
Name: Yoshitsu Co., Ltd Representative President: Mei Kanayama	Desired Borrowing Date: 2020/12/21
Repayment Due Date: 2021/8/31
Use: Koshigaya warehouse construction funds	No new collateral for this application.
Repayment Method: Lump sum-payment

Interest Payment method: Deducted from the Client’s account at the end of every month

☑  The first interest payment starts from the first day to 2021/3/31 shall be implemented at the loan start date, with deferred payment for the previous month on the last day of every month. However, interest up to the final repayment date will be prepaid on the final transfer date.

Agreement

2020/12/21

Address: 2-5-9, Kotobashi, Sumidaku, Tokyo, 1300022, Japan

The Company: Yoshitsu Co., Ltd

Representative Present: /s/ Mei Kanayama

(1) The Bill No.	5
(2) Due date	2021/8/31
(3) Repayment condition	Lump sum-payment
(4) Interest rate	1.20% per year
(5) Interest Payment	The first interest payment is at the loan start date, with prepayment for the previous month on the last day of every month.
(6) Penalty interest	18% per year (daily calculation of 365 days per year)